EX-99.906CERT

CERTIFICATIONS

Gary W. Gould, Chief Executive Officer, and Theresa M. Bridge, Chief Financial Officer, of FSI Low Beta Absolute Return Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended February 29, 2016 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

FSI Low Beta Absolute Return Fund	FSI Low Beta Absolute Return Fund

/s/ Gary W. Gould	/s/ Theresa M. Bridge
Gary W. Gould, President	Theresa M. Bridge, Treasurer and Principal Financial Officer

Date: May 2, 2016	Date: May 2, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to FSI Low Beta Absolute Return Fund and will be retained by FSI Low Beta Absolute Return Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.